EXHIBIT IV

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements (Schedule B No. 333-142572 formerly 333-135490 and Schedule B No. 333-99603 formerly 333-12590 and 333-88654) and in the related prospectuses of our reports dated March 12, 2008 with respect to the consolidated and unconsolidated financial statements of the European Investment Bank included in this Annual Report (Form 18-K) for the year ended December 31, 2007.

ERNST & YOUNG

Société Anonyme

by	/s/ BERNARD LHOEST

Bernard Lhoest

Luxembourg, June 5, 2008

177